EXHIBIT "10.6"

                            AGREEMENT

      Lane S. Clissold ("Clissold"), Steven D. Moulton ("Moulton") and DRACO HOLDING CORPORATION, a Nevada corporation ("DRACO") hereby agree as follows:

      1. Purchase of Stock. Clissold and Moulton hereby agree to convert the full principal amount of all of their existing loans to DRACO, and all accrued interest thereon, to 10,000,000 shares of common stock of DRACO. The shares shall be issued as follows: 5,000,000 shares to Lane S. Clissold and 5,000,000 shares to Steven D. Moulton. As of November 18, 2003, the principal amount of the loans totaled $20,000 and the accrued interest totaled approximately $825.

      2. Representations, Warranties and Covenants of Clissold and Moulton. Clissold and Moulton hereby represent, warrant and covenant to DRACO the following:

          (a) Clissold and Moulton have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of this investment. Clissold and Moulton have worked as key employees and as officers and directors of DRACO, and they are completely familiar with the business, financial condition and business plans of DRACO.

          (b) The Shares are being acquired solely for Clissold's and Moulton's own accounts, for investment only, and are not being purchased with a view to the resale, distribution, subdivision or fractionalization thereof.

          (c) Clissold and Moulton understand that the Shares have not been registered under the U.S. Securities Act of 1933, as amended, (the "Act"), or any state securities laws, in reliance upon exemptions from securities registration for certain private transactions. Clissold and Moulton understand and agree that none of the Shares may be resold or otherwise disposed of by them unless the Shares are subsequently registered under the Act and under appropriate state securities laws, or unless sold pursuant to applicable exemptions from registration.

          (d) Clissold and Moulton are each 18 years of age or older, and are authorized to enter into this Agreement.

          (e) Clissold and Moulton are familiar with the financial condition of DRACO and understand the merits and risks of making an investment in the Shares.

      DATED this 18th day of November, 2003.


                                        DRACO HOLDING CORPORATION


                                        By  /s/ Lane S. Clissold
                                           -------------------------------
                                           Its President
                                               ---------------------------

                                            /s/ Lane S. Clissold
                                           --------------------------------
                                           Lane S. Clissold, an Individual


                                            /s/ Steve D. Moulton
                                           --------------------------------
                                           Steven D. Moulton, an Individual



                                34